                                                                   EXHIBIT 3.1.1


                           CERTIFICATE OF ELIMINATION


     Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

     FIRST: That the Corporation has acquired 718,600 shares of its 7% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Acquired Shares").

     SECOND: That the Board of Directors of the Corporation has adopted resolutions retiring the Acquired Shares.

     THIRD: That the Certificate of Designation for the 7% Cumulative Convertible Preferred Stock (the "Certificate of Designation") prohibits the reissuance of shares when so retired and, pursuant to the provisions of Section 1078 of the Oklahoma General Corporation Act, upon the date of the filing of this Certificate of Elimination, the Certificate of Designation shall be amended so as to reduce the number of authorized shares of the 7% Cumulative Convertible Preferred Stock by 718,600 shares, being the total number of the Acquired Shares retired by the Board of Directors. Accordingly, the number of authorized but undesignated shares of preferred stock of the Company shall be increased by 718,600 shares. The retired Acquired Shares have a par value of $.01 per share and an aggregate par value of $7,186.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 10th day of April, 2000.


                                   CHESAPEAKE ENERGY CORPORATION



                                   By: /s/ AUBREY K. MCCLENDON
                                      ------------------------------------------
                                      Aubrey K. McClendon, Chairman of the Board
                                      and Chief Executive Officer


ATTEST:

/s/ MARTHA A. BURGER
Martha A. Burger, Secretary

                                                                   EXHIBIT 3.1.1

                           CERTIFICATE OF ELIMINATION


     Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

     FIRST: That the Corporation has acquired 1,389,363 shares of its 7% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Acquired Shares"), since April 10, 2000.

     SECOND: That the Board of Directors of the Corporation has adopted resolutions retiring the Acquired Shares.

     THIRD: That the Certificate of Designation for the 7% Cumulative Convertible Preferred Stock (the "Certificate of Designation") prohibits the reissuance of shares when so retired and, pursuant to the provisions of Section 1078 of the Oklahoma General Corporation Act, upon the date of the filing of this Certificate of Elimination, the Certificate of Designation shall be amended so as to reduce the number of authorized shares of the 7% Cumulative Convertible Preferred Stock by 1,389,363 shares, being the total number of the Acquired Shares retired by the Board of Directors since April 10, 2000. Accordingly, the number of authorized but undesignated shares of preferred stock of the Company shall be increased by 1,389,363 shares. The retired Acquired Shares have a par value of $.01 per share and an aggregate par value of $13,894.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 19th day of June, 2000.


                                   CHESAPEAKE ENERGY CORPORATION



                                   By: /s/ AUBREY K. MCCLENDON
                                      ------------------------------------------
                                      Aubrey K. McClendon, Chairman of the Board
                                      and Chief Executive Officer


ATTEST:

/s/ MARTHA A. BURGER
Martha A. Burger, Secretary

                                                                   EXHIBIT 3.1.1

                           CERTIFICATE OF ELIMINATION


     Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

     FIRST: That the Corporation has acquired 935,000 shares of its 7% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Acquired Shares"), since June 20, 2000.

     SECOND: That the Board of Directors of the Corporation has adopted resolutions retiring the Acquired Shares.

     THIRD: That the Certificate of Designation for the 7% Cumulative Convertible Preferred Stock (the "Certificate of Designation") prohibits the reissuance of shares when so retired and, pursuant to the provisions of Section 1078 of the Oklahoma General Corporation Act, upon the date of the filing of this Certificate of Elimination, the Certificate of Designation shall be amended so as to reduce the number of authorized shares of the 7% Cumulative Convertible Preferred Stock by 935,000 shares, being the total number of the Acquired Shares retired by the Board of Directors since June 20, 2000. Accordingly, the number of authorized but undesignated shares of preferred stock of the Company shall be increased by 935,000 shares. The retired Acquired Shares have a par value of $.01 per share and an aggregate par value of $9,350.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Executive Vice President and Chief Financial Officer and attested to by its Secretary, this 6th day of July, 2000.


                                  CHESAPEAKE ENERGY CORPORATION



                                  By: /s/ MARCUS C. ROWLAND
                                     ------------------------------------------
                                     Marcus C. Rowland, Executive Vice President
                                     and Chief Financial Officer


ATTEST:


/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Secretary